Exhibit 99.1

AeroGrow Reports Results for the Fourth Quarter and Full Year Ended March 31, 2017
•	Full Year Sales up 20% to $23.6 million
•	Full Year Adjusted EBITDA up 365% to $1.4 million; Operating Income up $953K to ($346)K
•	Fourth Quarter Sales up 19% to $6.0 million
•	Fourth Quarter Adjusted EBITDA up 295% to $718K; Operating Income up $472K to $312K
•	YOY Gross Margin Improves by 60 Basis Points to 36.3%
•	Highly Successful Launch of New Products, More Planned for FY 2018
Boulder, CO - (June 26, 2017) - AeroGrow International, Inc. (OTCQB: AERO) (“AeroGrow” or the “Company”), which is the manufacturer and distributor of the world’s leading indoor gardening systems – the AeroGarden line of Smart Countertop Gardens™  – announced results for the fourth quarter and fiscal year (FY) ended March 31, 2017.
For the year ended March 31, 2017 the Company recorded total revenue of $23.6 million, an increase of 20% over the same period in the prior year.  Adjusted EBITDA for the full year was $1.4 million, an increase of 365% vs. $304K in the prior year period.  Results for the 4th quarter ended March 31, 2017 saw net revenue increase 19% year over year to $6.0 million and Adjusted EBITDA for the quarter improved $536K to $718K.
“Fiscal Year 2017 was a strong year by any measure – overall the best in our Company’s history,” said President and CEO J. Michael Wolfe.  Sales were up a solid 20% and adjusted EBITDA – the measure we use to evaluate our profitability and cash flow – was up a very strong 365%, indicating the leverage that exists in the business.  We also showed significant progress on our balance sheet, which as of March 31, 2017 showed no debt and over $8.8 million of cash on hand.”
“Our focus this past year was to continue the growth in our highly successful on-line channels and to establish in-store success with prominent national retailers.  The results were exceptional as we experienced + 38% sell-thru growth at Amazon.com and + 144% at Amazon.ca.  We also had good results with our other on-line retailers, including a very successful launch at Target.com.  But I think the big breakthrough for us this past year was the success we had in selected in-store initiatives as we experienced nearly 100% chain-wide sell-thru at Bed, Bath & Beyond and Sur La Table, with national roll-outs at both stores.
 “We also had strong double-digit growth in our Direct-to-Consumer business.  Additionally, we had a very successful launch into Europe – with encouraging results on the Amazon platforms in the UK, France and Germany.
“Our new products were extremely well received – particularly our launch of the world’s first Wi-Fi enabled indoor garden.  In addition, we introduced a series of gardens that feature stainless steel and colorful, high-end finishes, a major contributor to our success with housewares retailers.  Look for us to continue to be aggressive in bringing new and innovative products to market – with several significant launches planned for this fall.
“Given all of the progress we have made, I am more excited about our future than I have ever been.  In Amazon and our Direct-to-Consumer business, we have two very well-established channels of distribution that continue to grow and generate significant contribution to our profitability.  In addition, we’ve now proven that we can be successful in-store, a highly scalable distribution channel that can help us grow significantly beginning in FY 2018.  We will also look to expand upon the very promising start to our international distribution efforts by growing our sales on the Amazon platform in Europe.  And all of this is against the backdrop of our product line becoming increasingly well positioned in the market place – smart gardens, indoor gardening and hydroponic gardening all appear to be trending significantly upward, and we are uniquely qualified to address each of these major trends.
“We are better capitalized than we have ever been, with no debt and a strong cash position due to improved performance and the warrant exercise by The Scotts Miracle-Gro Company last November.  When you combine our strong balance sheet with our sales momentum, expanding distribution, and the continued innovation of our product line, we believe we are in a very strong position to grow rapidly in FY 2018 and beyond.”

AEROGROW INTERNATIONAL, INC.
CONDENSED STATEMENTS OF OPERATIONS

	Years ended March 31,
(in thousands, except per share data)	2017	2016
Net revenue	$23,609	$19,612
Cost of revenue	15,044	12,618
Gross profit	8,565	6,994

Operating expenses
Research and development	392	480
Sales and marketing	6,125	5,410
General and administrative	2,394	2,403
Total operating expenses	8,911	8,293

Loss from operations	(346)	(1,299)

Other income (expense), net
Fair value changes in derivative warrant liability	(2,108)	1,044
Interest expense – related party	(108)	(293)
Other (expense), net	(36)	(5)
Total other income (expense), net	(2,252)	746

Net loss	$(2,598)	$(553)
Change in fair value of stock to be distributed for Scotts Miracle-Gro transactions	(2,167)	(675)
Net loss attributable to common shareholders	$(4,765)	$(1,228)

Net loss per common share, basic and diluted	$(0.31)	$(0.18)

Weighted average number of common shares outstanding, basic and diluted	15,547	6,666

AEROGROW INTERNATIONAL, INC.
CONDENSED BALANCE SHEETS

	March 31,	March 31,
	2017	2016
(in thousands, except share and per share data)
ASSETS
Current assets
Cash and cash equivalents	$8,804	$1,401
Restricted cash	15	15
Accounts receivable, net of allowance for doubtful accounts of $20 and $14 at March 31, 2017 and 2016, respectively	2,484	1,577
Other receivables	258	232
Inventory, net	2,921	3,149
Prepaid expenses and other	511	196
Total current assets	14,993	6,570
Property and equipment and intangible assets, net of accumulated depreciation of $4,020 and $3,652 at March 31, 2017 and 2016, respectively	415	622
Deposits	106	156
Total assets	$15,514	$7,348

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$1,853	$1,733
Accrued expenses	1,520	965
Customer deposits	106	352
Notes payable – related party	-	1,293
Derivative warrant liability	-	644
Debt associated with sale of IP	117	160
Total current liabilities	3,596	5,147
Long term liabilities
Capital lease liability	19	-
Total liabilities	3,615	5,147
Commitments and contingencies (Note 7)
Stockholders’ equity
Preferred stock, $.001 par value, 20,000,000 shares authorized, 0 and 2,649,007 issued and outstanding at March 31, 2017 and 2016, respectively	-	3
Common stock, $.001 par value, 750,000,000 shares authorized, 33,477,287 and 7,499,966 shares issued and outstanding at March 31, 2017 and 2016, respectively	33	7
Additional paid-in capital	138,757	84,129
Stock dividend to be distributed	2,595	2,391
Accumulated deficit	(129,486)	(84,329
Total stockholders’ equity	11,899	2,201
Total liabilities and stockholders’ equity	$15,514	$7,348

	Fiscal Years Ended March 31, (in thousands)
	2017	2016
GAAP Profit from operations	$(346)	$(1,299)
Add back non-cash items:
Depreciation	368	368
Stock based compensation	152	276
Scotts Miracle-Gro IP royalty and branding license	1,242	959
Total non-cash items	1,762	1,603
Non-GAAP Adjusted EBITDA	$1,416	$304

The U.S. GAAP (“GAAP”) measure most directly comparable to Adjusted EBITDA is income (loss) from operations as a liquidity measure. The non-U.S. GAAP (“Non-GAAP”) financial measure of Adjusted EBITDA should not be considered as an alternative to net earnings. Adjusted EBITDA is not a presentation made in accordance with U.S. GAAP and has important limitations as an analytical tool. Adjusted EBITDA should not be considered in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Because Adjusted EBITDA excludes some, but not all, items that affect net earnings and is defined differently by different companies, our definition of Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

CONFERENCE CALL

The conference call is scheduled for 12:00pm ET on Tuesday, June 27, 2017. To participate in the call, please dial
U.S. (Toll Free): 1 (888) 347-7861
 Toll/International: 1 (412) 902-4227
A telephonic replay of the call will be available within 2 hours of completion and will be available for the next 2 weeks. You will be able to access the audio file for 90 days following the completion of the call through the AeroGrow website at www.aerogrow.com/investors until September 25, 2017. To access the replay by phone, please dial:
U.S. and Canada: 1 (844) 512-2921
Toll/International: 1 (412) 317-6671
 Conference Number: 10109148

About AeroGrow International, Inc.
Headquartered in Boulder, Colorado, AeroGrow International, Inc. is the leader in the rapidly growing indoor gardening category. AeroGardens allow anyone to grow farmer’s market fresh herbs, salad greens, tomatoes, chili peppers, flowers and more, indoors, year-round, so simply and easily that no green thumb is required. With an AeroGarden…you can grow anything! In April 2013, AeroGrow entered into a strategic partnership with Scotts Miracle-Gro to continue to expand the indoor gardening market. For more information, visit http://www.aerogrow.com.

Forward-Looking Statements
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements by J. Michael Wolfe and/or the Company, statements regarding growth of the AeroGarden product line, ability to raise capital, optimism related to the business, potential dilution to common stockholders, expanding revenue in both the retail and direct-to-consumer sales channels, market acceptance of developments and enhancements to our product line, improved margins and profitability, and other statements in this press release are forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates and projections about the Company’s business. Words such as expects, anticipates, intends, plans, believes, sees, estimates and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict. Actual results could vary materially from the description contained herein due to many factors including continued market acceptance of the Company’s products or the need to raise additional capital. In addition, actual results could vary materially based on changes or slower growth in the indoor garden market; the potential inability to realize expected benefits and synergies; domestic and international business and economic conditions; changes in customer demand or ordering patterns; changes in the competitive environment including pricing pressures or technological changes; technological advances; shortages of manufacturing capacity; future production variables impacting excess inventory and other risk factors listed from time to time in the Company’s Securities and Exchange Commission (SEC) filings, including in “Item 1A Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2016. The forward-looking statements contained in this press release speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

Company Representative:
Grey Gibbs Senior Vice President of Finance and Accounting
grey@aerogrow.com
303-444-7755